Exhibit 99.3

LETTER OF TRANSMITTAL FOR THE EXCHANGE OFFER FOR METLIFE, INC. COMMON STOCK

YOU CAN ONLY ENTER ONE LINE OF TEXT BETWEEN THE TWO ARROWS & TWO LINES OF TEXT TO THE RIGHT.

Investor ID Number

The undersigned acknowledges receipt of the Offer to Exchange dated XXXX XX, 2008 of MetLife, Inc. ("MetLife"), a Delaware corporation, which together with this Letter of Transmittal, constitutes MetLife's offer to exchange 29,243,539 shares of class B common stock, par value $0.01 per share ("RGA class B common stock"), of Reinsurance Group of America, Incorporated ("RGA"), a Missouri corporation, for outstanding shares of MetLife common stock, par value $0.01 per share ("MetLife common stock"), that are validly tendered and not properly withdrawn in the Exchange Offer.

This Letter of Transmittal is to be used by stockholders of MetLife who hold physical stock certificates representing shares of MetLife common stock. If your certificates for shares of MetLife common stock are not immediately available or you cannot deliver their certificates and all other documents required hereby to the Exchange Agent on or prior to the expiration of this Exchange Offer, or if you cannot comply with the book-entry transfer procedures prior to the expiration of this Exchange Offer, you may nevertheless tender your shares of MetLife common stock in accordance with the guaranteed delivery procedures set forth in the section entitled "The Exchange Offer—Procedures for Tendering" in the Offer to Exchange, dated XXXX XX, XXXX (the "Offer to Exchange").

I/we the undersigned, surrender to you for tendering the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, and/or the registered holder(s) of the shares of MetLife common stock represented by the enclosed, have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances. I/We further acknowledge that all terms, conditions and instructions contained in the Instruction Booklet to this Letter of Transmittal are incorporated by reference into this Letter of Transmittal.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER ❻ ON THE REVERSE SIDE.

❶ **Signature:** This form **must** be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ______________________ | ________ | ______________
Signature of Shareholder | Date | Daytime Telephone #

X ______________________ | ________ | ______________
Signature of Shareholder | Date | Daytime Telephone #

PLACE AN X IN ONE TENDER BOX ONLY

❷ ☐ Tender All

❸ ☐ Partial Tender ☐☐☐☐☐☐☐☐ **WHOLE SHARES**

❹ ☐ Odd Lot Preference

▲ PLEASE DETACH, EXECUTE AND RETURN THE ABOVE PORTION OF THIS FORM TO THE EXCHANGE AGENT IN THE ENVELOPE PROVIDED ▲

If you cannot produce some or all of your MetLife stock certificates, you must obtain a lost instrument open penalty surety bond. **Please see the reverse side of this form and refer to instruction #5.**

Please complete the reverse side if you would like to transfer ownership or request special mailing.

❺ AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

Investor ID Number

THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include **Apostille seal or legal equivalent.**

TOTAL SHARES LOST ☞	
Please Fill In Certificate No(s). if Known	Number of Shares
Attach separate schedule if needed	

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/we, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, **MetLife, RGA, all their subsidiaries and any other party to the transaction,** from and against any and all loss, costs, and damages including court costs and attorneys fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred. I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder) ______________________ on this (date) ______________________
(Deponent) (Indemnitor) (Heirs Individually) Month Day Year

Social Security # ______________ Date ______________ Notary Public ______________

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. ***Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:***
   - *Enter number of share(s) lost ______________ X (Cash Rate) $XXXXX.XX =* **$______________ share value**
   - ***If the share value exceeds $500,000, or if the stockholder is foreign and the share value exceeds $100,000, do not complete this affidavit. Complete only the Letter of Transmittal and contact Mellon Investor Services regarding the lost certificate(s).***
2. ***Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.***
   - *The surety premium equals 1% (.01) of the share value noted in line 1 above: $______________ X (1%) or (.01) = ...$______________* ***Surety Premium***
3. ***Add the service fee based on the share value fee guide noted below..$______________ Service Fee***
   - *If the share value is less than or equal to $250.00, the Service Fee = $50.00*
   - *If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00*
   - *If the share value is greater than $3,000.00, the Service Fee = $200.00*
4. ***Total amount due (add lines 2 & 3)..$______________ Total Amount***

Please enclose a money order, certified check or cashiers' check for the required amount, made payable to Mellon Investor Services.

6 **SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service**
Payer's Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

► **FILL IN** the space below.

Part 2 – Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/Sole proprietor ☐

Corporation ☐ Partnership ☐

Limited liability company ☐

Enter the tax classification D=disregarded entity ☐

C=corporation ☐ P=partnership ☐

☐ Other ► ____________

Signature ______________________ Date ________

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN PART 1

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under the penalties of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature ______________________ Date ________

7 **Special Issuance Instructions (Medallion Guarantee Required)**

To be completed ONLY if shares of RGA class B common stock and a check for cash in lieu of fractional shares of RGA class B common stock payable in this Exchange Offer, if applicable, are to be credited in the name of someone other than the registered holder listed on the front side of this Letter of Transmittal. See Instruction 8 of the Instruction Booklet.

Name (Please Print First, Middle & Last Name) (Title of Officer Signing this Guarantee)

Address (Number and Street) (Name of Guarantor - Please Print)

(City, State & Zip Code) (Address of Guarantor Firm)

(Tax Identification Number)

8 **Special Delivery Instructions**

To be completed ONLY if shares of RGA class B common stock and a check for cash in lieu of fractional shares of RGA class B common stock payable in this Exchange Offer, if applicable, are to be sent to someone other than the registered holder listed on the front side of this Letter of Transmittal at an address other than that listed on the front side of this Letter of Transmittal. See Instruction 8 of the Instruction Booklet. Mail shares and check to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

▲ PLEASE DETACH, EXECUTE AND RETURN THE ABOVE PORTION OF THIS FORM TO THE EXCHANGE AGENT IN THE ENVELOPE PROVIDED ▲

THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON XXXX XX, 2008 (THE "EXPIRATION DATE") UNLESS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THIS EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1. Sign, date and include your daytime telephone number in this Transmittal Form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.
2. If you are tendering all your shares, please check this box only.
3. If you are tendering some of your shares, please check the box and indicate the number of shares you wish to tender.
4. If you are direct or beneficial owner of less than 100 shares of MetLife common stock and are tendering all your shares, check this box.
5. If you cannot produce some or all of your MetLife stock certificates, you must obtain a lost instrument open penalty surety bond and file it with Mellon. To do so through Mellon's program with Federal Insurance Company, complete Box 5 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. *Please print clearly.* Alternatively, **you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company.** In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Mellon its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.
6. **PLEASE SIGN IN BOX 6 TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER** if you are a U.S. person. If the Taxpayer Identification Number *on the other side* is incorrect or blank, write the corrected number above in Box 6 and sign to certify. If you have not been issued a TIN and have applied for one or intend to apply for one in the near future, write "Applied For" in the space provided for the TIN in Part 1 and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. Please note that Mellon Investor Services will withhold 28% of payments of cash in lieu of fractional shares of RGA class B common stock as required by the IRS if you fail to provide a correct Taxpayer Identification Number or the proper certification. If you are a non - U.S. person, please complete and return an appropriate From W-8 to avoid backup withholding on payments of cash in lieu of fractional shares of RGA class B common stock. Withholding will not apply to any shares of RGA class B common stock payable in the Exchange Offer. For additional instructions on completing the Substitute Form W-9, see the "Backup Withholding" and "Important U.S. Federal Tax Information" sections of the Instruction Booklet to the Letter of Transmittal.
7. If you want your shares of RGA class B common stock and check for cash instead of fractional shares to be issued in another name, fill in Box 7. Signature(s) in Box 7 must be medallion guaranteed. If you complete Section 7 (Special Issuance Instructions), the individual listed as the transferee is required to execute the substitute Form W-9 in Box 6 in order to eliminate any withholding.
8. Complete Box 8 only if your shares of RGA class B common stock and check for cash instead of fractional shares are to be delivered to a person other than the registered holder or to a different address.

HOW TO CONTACT THE INFORMATION AGENT FOR THE EXCHANGE:

By Mail:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005

By Telephone:

Banks and brokers only call:	212-269-5550 (Collect)
All other shareholders call toll free:	800-825-0898

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:
Mellon Investor Services LLC
P.O. Box 358401
Pittsburgh, PA 15252-8401
Attn: Corporate Actions Dept.

By Overnight Courier or By Hand:
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Boulevard
Attn: Corporate Actions Dept., 27th Floor
Jersey City, New Jersey 07310